[Marr, Miller & Myers, PSC Letterhead]


December 8, 1997


Board of Directors
Cumberland Mountain Bancshares, Inc.
1431 Cumberland Avenue
Middlesboro, Kentucky 40965

          Re:  Post-effective Amendment No. 1 on Form S-8 to
               Form SB-2 Cumberland Mountain Bancshares, Inc.
               1993 Stock Option Plan

We consent to the incorporation by reference in this registration statement of our report dated July 28, 1997, on our audits of the consolidated financial statements and financial statement schedules of Cumberland Mountain Bancshares, Inc. as of June 30, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity, and cash flows, for each of the years in the three-year period ended June 30, 1997, which reports were included in Cumberland Mountain Bancshares, Inc. Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997. We also consent to the reference to our firm under the caption "Experts."


/s/ Marr, Miller & Myers, PSC

Marr, Miller & Myers, PSC